 Filed Pursuant to Rule 424(b)(5)
 File No. 333-269639
PROSPECTUS SUPPLEMENT
(To prospectus dated February 8, 2023)
$1,100,000,000
3M Company
$550,000,000 4.800% Notes due 2030
$550,000,000 5.150% Notes due 2035

We are offering $550,000,000 aggregate principal amount of 4.800% Notes due 2030 (the “2030 notes”) and $550,000,000 aggregate principal amount of 5.150% Notes due 2035 (the “2035 notes” and, together with the 2030 notes, the “notes”). We will pay interest on the notes on March 15 and September 15 of each year, beginning on September 15, 2025. The 2030 notes will mature on March 15, 2030 and the 2035 notes will mature on March 15, 2035.
We may redeem some or all of the notes at any time, and from time to time, at the applicable redemption prices described in this prospectus supplement. See “Description of the Notes — Optional Redemption.”
The notes will be our unsecured and unsubordinated obligations and will rank equally with our existing and future unsecured and unsubordinated indebtedness.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement as well as the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus supplement.
	Per 2030 Note	Total	Per 2035 Note	Total
Public offering price(1)	99.986%	$549,923,000	99.891%	$549,400,500
Underwriting discount	0.250%	$1,375,000	0.400%	$2,200,000
Proceeds, before expenses, to us(1)	99.736%	$548,548,000	99.491%	$547,200,500

(1)
Plus accrued interest, if any, from March 13, 2025, if settlement occurs after that date.

Neither the Securities and Exchange Commission (“SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy and adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, S.A., on or about March 13, 2025, which is the seventh business day following the date of this prospectus supplement (this settlement cycle is referred to as “T+7”). See “Underwriting.”

Joint Book-Running Managers
BofA Securities	Citigroup	Deutsche Bank Securities	J.P. Morgan
Barclays	BNP PARIBAS	Goldman Sachs & Co. LLC
Morgan Stanley	Wells Fargo Securities
Co-Managers
Academy Securities	Blaylock Van, LLC	BNY Capital Markets
HSBC	Loop Capital Markets	PNC Capital Markets LLC
RBC Capital Markets	R. Seelaus & Co., LLC	Ramirez & Co., Inc.
Santander		US Bancorp
The date of this prospectus supplement is March 4, 2025.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement, any related free writing prospectus that we provide to you and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information and Incorporation By Reference” elsewhere in this prospectus supplement. These documents contain information you should consider and rely on when making your investment decision. We have not, and the underwriters have not, authorized anyone else to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy such notes in any circumstances or in any jurisdiction in which such offer or solicitation is unlawful.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be tax advice. You should consult your own counsel, accountants and other advisers for tax related advice regarding the purchase of the notes offered by this prospectus supplement.
Information in this prospectus supplement, any related free writing prospectus that we provide to you and the accompanying prospectus may change after the date on the front of the applicable document. You should not interpret the delivery of this prospectus supplement or the accompanying prospectus or the sale of the notes as an indication that there has been no change in our affairs since those dates.
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of the notes in the EEA other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.
None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom (“UK MiFIR”); or (iii) not a UK Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

CAUTIONARY NOTE CONCERNING FACTORS THAT MAY AFFECT FUTURE RESULTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events and typically address the Company’s expected future business and financial performance. Words such as “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “would,” “forecast” and other words and terms of similar meaning, typically identify such forward-looking statements. In particular, these include, among others, statements relating to:
•
worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond our control, including inflation; recession; military conflicts; trade restrictions such as sanctions, tariffs, and retaliatory measures; regulatory requirements, legal actions, or enforcement; and natural and other disasters or climate change affecting our operations or the operations of our customers and suppliers;

•
foreign currency exchange rates and fluctuations in those rates;

•
liabilities and the outcome of contingencies related to certain fluorochemicals known as “PFAS,” including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to our plans to exit PFAS manufacturing and work to discontinue use of PFAS across our product portfolio;

•
risks related to the class-action settlement to resolve claims by public water suppliers in the United States regarding PFAS;

•
legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K;

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competitive conditions and customer preferences;

•
the timing and market acceptance of new product and service offerings;

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the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, supply chain interruptions, or natural or other disasters;

•
unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to our information or operational technology infrastructure;

•
the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies;

•
operational execution, including the extent to which we can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities;

•
financial market risks that may affect our funding obligations under defined benefit pension and postretirement plans;

•
our credit ratings and its cost of capital;

•
tax-related external conditions, including changes in tax rates, laws, or regulations;

•
matters relating to the spin-off of our Health Care business, including the risk that the expected benefits will not be realized; the risk that the costs or dis-synergies will exceed the anticipated amounts; potential impacts on our relationships with its customers, suppliers, employees, regulators and other counterparties; the ability to realize the desired tax treatment; the risk that any consents or approvals required will not be obtained; risks under the agreements and obligations entered into in connection with the spin-off; and

•
matters relating to Combat Arms Earplugs (“CAE”) and related products, including those related to the August 2023 settlement that is intended to resolve, to the fullest extent possible, all litigation and alleged claims involving the CAE sold or manufactured by our subsidiary Aearo Technologies and certain of its affiliates and/or 3M.
These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify our forward-looking statements by these cautionary statements. We assume no obligation to update or revise any forward-looking statements. Changes in such assumptions or factors could produce significantly different results.
Forward-looking statements are based on certain assumptions and expectations of future events and trends that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those reflected in any such forward-looking statements depending on a variety of factors. Important information as to these factors can be found in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”) in the following sections: “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings of “Overview,” “Financial Condition and Liquidity” and “Critical Accounting Estimates,” and “Risk Factors.” For additional information concerning factors that may cause actual results to vary materially from those stated in the forward-looking statements, see our reports on Form 10-K, 10-Q and 8-K filed with the SEC from time to time.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future events.

SUMMARY
The following summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. It may not contain all of the information that you should consider before investing in the notes. For a more complete discussion of the information you should consider before investing in the notes, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.
The Company
3M is a diversified global manufacturer, technology innovator and marketer of a wide variety of products and services. We are among the leading manufacturers of products for many of the markets we serve. Most 3M products involve expertise in product development, manufacturing and marketing, and are subject to competition from products manufactured and sold by other technologically oriented companies.
We manage our operations in three operating business segments: Safety and Industrial; Transportation and Electronics; and Consumer. Our three business segments bring together common or related 3M technologies, enhancing the development of innovative products and services and providing for efficient sharing of business resources.
When we refer to “3M”, “our company”, “we”, “our” and “us” in this prospectus supplement under the heading “— The Company”, we mean 3M Company and its consolidated subsidiaries unless the context indicates otherwise. When these terms are used elsewhere in this prospectus supplement, we refer only to 3M Company unless the context indicates otherwise.
Corporate Information
3M Company, formerly known as Minnesota Mining and Manufacturing Company, was incorporated in 1929 under the laws of the State of Delaware to continue operations begun in 1902. Our principal executive offices are located at 3M Center, St. Paul, Minnesota 55144 (telephone: 651-733-1110).
Risk Factors
An investment in the notes involves risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-8 of this prospectus supplement and the “Risk Factors” in our Form 10-K, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the notes.

The Offering
A brief description of the material terms of the offering follows. For a more complete description of the notes offered hereby, see “Description of the Notes” in this prospectus supplement and “Debt Securities” in the accompanying prospectus.
Issuer
3M Company
Notes Offered
$550,000,000 aggregate principal amount of 4.800% Notes due 2030.
$550,000,000 aggregate principal amount of 5.150% Notes due 2035.
Interest
The 2030 notes will bear interest at the rate of 4.800% per annum.
The 2035 notes will bear interest at the rate of 5.150% per annum.
Interest on the notes will be paid semi-annually on March 15 and September 15 of each year, commencing on September 15, 2025, to holders of record at the close of business on the 15th calendar day, whether or not a business day, prior to the applicable interest payment date.
Maturity
The 2030 notes will mature on March 15, 2030.
The 2035 notes will mature on March 15, 2035.
Ranking
The notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. See “Description of the Notes.”
Optional Redemption
Prior to February 15, 2030, in the case of the 2030 notes (one month prior to their maturity), and December 15, 2034, in the case of the 2035 notes (three months prior to their maturity) (each such date, an “Applicable Par Call Date”), we may redeem the notes of each series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes of the series to be redeemed matured on the Applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, in the case of the 2030 notes, and 15 basis points, in the case of the 2035 notes, less (b) interest accrued to the date of redemption, and

(2)
100% of the principal amount of the notes of each series to be redeemed,

plus, in each case, accrued and unpaid interest thereon to the redemption date.
In addition, at any time on or after the Applicable Par Call Date, each of the 2030 notes and the 2035 notes will be redeemable, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.
See “Description of the Notes — Optional Redemption.”
Use of Proceeds
We intend to use the net proceeds from the offering for general corporate purposes, including the repayment, redemption or refinancing of a portion of our outstanding 2.65% notes due April 15, 2025 and 3.00% notes due August 7, 2025 (collectively, the “2025 notes”) and other near-term indebtedness. We may invest funds that are not immediately needed in short-term investments, including marketable securities.
See “Use of Proceeds.”
Conflicts of Interest
Certain of the underwriters and affiliates of certain of the underwriters may have positions in the notes to be redeemed. Upon our application of the net proceeds from this offering, such underwriters or affiliates may individually receive an amount in excess of 5% of the net proceeds from this offering. In such event, such underwriter(s) would have a “conflict of interest” as defined under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and the offering would be conducted in compliance with such rule. See “Underwriting (Conflicts of Interest) — Conflicts of Interest” in this prospectus supplement.
Further Issuances
We may, from time to time, without the consent of or notice to existing holders of the notes, create and issue further notes having the same terms and conditions as the notes of either series in all respects, except for the issue date, issue price and, to the extent applicable, the first payment of interest. Additional notes issued in this manner will be consolidated with and will form a single series of debt securities with the previously outstanding notes of the related series.
Risk Factors
An investment in the notes involves risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” on page S-8, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the notes.
Trustee
The Bank of New York Mellon Trust Company, N.A.
Governing Law
The indenture is, and the notes will be, governed by the laws of the State of New York.

RISK FACTORS
Your investment in the notes is subject to certain risks. This prospectus supplement does not describe all of the risks of an investment in the notes. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. Before investing in the notes, you should consider carefully, among other factors, the matters described below. In addition, you should review the “Risk Factors” and “Cautionary Note Concerning Factors That May Affect Future Results” sections of our Form 10-K, which is incorporated by reference herein. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents By Reference” in the accompanying prospectus.
Risks Relating to the Notes
The notes will be effectively subordinated to any secured indebtedness of our Company that we may incur in the future to the extent of the value of the property securing that indebtedness and structurally subordinated to the existing and future liabilities of our subsidiaries.
The notes will not be secured by any of our assets. As a result, the notes will be effectively subordinated to any secured debt we may incur in the future. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our Company, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes only after any secured debt has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization.
Additionally, our operations are partially conducted through our subsidiaries that are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to meet our payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or other payments by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries are contingent upon the subsidiaries’ earnings, cash flow and other business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization and, therefore, the right of the holders of the notes to participate in those assets will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our right as a creditor would be subordinated to any security interest in such assets of our subsidiaries and any indebtedness of our subsidiaries senior in right of payment to that held by us.
There may not be a liquid market for the notes.
The notes are new issues of securities with no established trading markets. We have been informed by the underwriters that they intend to make a market in the notes of each series after the offering is completed. However, the underwriters are not obligated to do so and may discontinue their market making activities at any time without notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of such notes may be adversely affected. If the notes of a series are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. Moreover, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. As a result, there can be no assurance that active trading markets will develop for the notes. To the extent active trading markets do not develop, you may not be able to resell your notes at their fair market value or at all.
A ratings decline could adversely affect the value of the notes.
We expect the notes to be rated by one or more nationally recognized statistical rating organizations. The ratings of the notes will primarily reflect a rating agency’s view of our financial strength and prospects and will change in accordance with the assessment by such ratings agency of our financial strength and prospects. A rating is not a recommendation to purchase, sell or hold any particular security, including the notes. Ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of any such rating. The ratings of the notes may not reflect the potential impact of all risks related to any trading market for, or trading value of, the notes. Our ratings may be downgraded as a result of any future changes in our business. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs, in particular in the event that the notes are rated below investment grade by any ratings agency.
In addition, the condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. In the past, there have been significant disruptions in the global economy, including volatile credit and capital market conditions. Fluctuations in these factors or a worsening of market conditions could have an adverse effect on the prices of the notes. In particular, the U.S. Federal Reserve or other central banks may raise interest rates or expectations regarding an interest rate increase could change. Increases in prevailing interest rates or interest rate expectations could significantly affect the prices of the notes.
We may incur additional debt.
As of December 31, 2024, we had approximately $13.0 billion in total outstanding long-term debt, and we had the ability to access additional borrowings of up to $4.25 billion under our revolving credit facility and up to $5.0 billion under our commercial paper program. The notes and the indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the market value of your notes and a risk that the credit rating of the notes is lowered or withdrawn. We intend to use the net proceeds from the offering for general corporate purposes, including the repayment, redemption or refinancing of a portion of the 2025 notes and other near-term indebtedness.
There are limited covenants and protections in the indenture governing the notes.
The indenture governing the notes contains limited covenants, including those restricting our ability to incur certain debt secured by liens, to engage in sale and lease-back transactions or to merge or consolidate with another entity. However, these restrictions contain a number of exceptions, and the covenants in the indenture do not limit the amount of additional unsecured debt we may incur or require us to maintain any financial ratios or specific levels of net worth, revenue, income, cash flows or liquidity. See “Debt Securities” in the accompanying prospectus. In addition, we are not restricted from paying dividends or repurchasing our securities under the indenture.
We may choose to redeem the notes prior to maturity.
We may redeem all or a portion of the notes at any time or from time to time at specified redemption prices. See “Description of the Notes — Optional Redemption”. If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the notes will be approximately $1.092 billion, after deducting the underwriting discounts and estimated offering expenses.
We intend to use the net proceeds from the offering for general corporate purposes, including the repayment, redemption or refinancing of a portion of the 2025 notes and other near-term indebtedness. We may invest funds that are not immediately needed in short-term investments, including marketable securities.
Certain of the underwriters and affiliates of certain of the underwriters may have positions in the notes to be redeemed. Upon our application of the net proceeds from this offering, such underwriters or affiliates may individually receive an amount in excess of 5% of the net proceeds from this offering. In such event, such underwriter(s) would have a “conflict of interest” as defined under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and the offering would be conducted in compliance with such rule. See “Underwriting (Conflicts of Interest) — Conflicts of Interest” in this prospectus supplement.

DESCRIPTION OF THE NOTES
We will initially issue $550,000,000 aggregate principal amount of 4.800% Notes due 2030 (the “2030 notes”) and $550,000,000 aggregate principal amount of 5.150% Notes due 2035 (the “2035 notes” and, together with the 2030 notes, the “notes”). The notes will each be issued under an indenture, dated as of November 17, 2000, as amended on July 29, 2011 (the “indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “trustee”). The terms of the notes include those provisions contained in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have summarized selected terms and provisions of the indenture and the Trust Indenture Act below. This summary supplements the description of the debt securities in the accompanying prospectus. The following summary of specified provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual provisions of the indenture, including the definitions contained in the indenture of some of the terms used below, and the notes. If you would like more information on any of these provisions, you should read the relevant sections of the indenture. Copies of the indenture are available from us upon request.
General
The 2030 notes will be limited initially to $550,000,000 aggregate principal amount and the 2035 notes will be limited initially to $550,000,000 aggregate principal amount. See “— Further Issuances” below.
The notes will be our direct, unsecured and unsubordinated obligations and will rank equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding. The indenture does not limit the amount of notes, debentures or other evidence of indebtedness that we may issue under the indenture or otherwise and provides that debt securities under the indenture may be issued from time to time in one or more series.
The notes of each series will be issued in fully registered form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes of each series will be issued in the form of one or more global securities, without coupons, which will be deposited initially with, or on behalf of, DTC.
Interest
The 2030 notes will mature on March 15, 2030 and the 2035 notes will mature on March 15, 2035. Interest on the 2030 notes will accrue at the rate of 4.800% per annum and interest on the 2035 notes will accrue at the rate of 5.150% per annum. Interest on the notes will be payable semiannually in arrears on March 15 and September 15 of each year, commencing on September 15, 2025 (each such date being an “interest payment date”), to the persons in whose names the notes are registered at the close of business on the 15th calendar day, whether or not a business day, immediately preceding the applicable interest payment date. Interest on the notes will be computed by us on the basis of a 360 day year of twelve 30 day months.
If any interest payment date, maturity date or earlier date of redemption of the notes falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after that interest payment date, that maturity date or that date of redemption, as the case may be.
Business Day
For purposes of the notes, “business day” means any day, other than a Saturday or Sunday or a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York are authorized or required by law, regulation or executive order to close.
Further Issuances
We may, from time to time, without the consent of or notice to existing note holders, create and issue further notes having the same terms and conditions as the notes of either series in all respects, except for the issue date, the issue price and, to the extent applicable, the first payment of interest. Additional notes issued in this manner will be consolidated with and will form a single series of debt securities with the previously outstanding notes of the related series; provided, however, that the issuance of such additional notes will not be so consolidated for U.S. federal income tax purposes unless such issuance constitutes a “qualified reopening” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations promulgated thereunder.
Optional Redemption
Prior to the Applicable Par Call Date, we may redeem the notes of each series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes of the series to be redeemed matured on the Applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, in the case of the 2030 notes, and 15 basis points, in the case of the 2035 notes, less (b) interest accrued to the date of redemption, and

(2)
100% of the principal amount of the notes of such series to be redeemed,

plus, in each case, accrued and unpaid interest thereon to the redemption date.
In addition, at any time on or after the Applicable Par Call Date, each of the 2030 notes and the 2035 notes will be redeemable, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.
“Applicable Par Call Date” means (1) with respect to the 2030 notes, February 15, 2030 (one month prior to the maturity of the 2030 notes), and (2) with respect to the 2035 notes, December 15, 2034 (three months prior to the maturity of the 2035 notes).
“Treasury Rate” means, with respect to any redemption date for either series of notes, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Applicable Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Applicable Par Call Date but there are two or more

U.S. Treasury securities with a maturity date equally distant from the Applicable Par Call Date, one with a maturity date preceding the Applicable Par Call Date and one with a maturity date following the Applicable Par Call Date, we shall select the U.S. Treasury security with a maturity date preceding the Applicable Par Call Date. If there are two or more U.S. Treasury securities maturing on the Applicable Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no duty to calculate the redemption price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other applicable method. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC or Euroclear or Clearstream, Luxembourg (as defined below) (as indirect participants in DTC) (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Modification of the Indenture
See “Debt Securities — Modification and Waiver” in the accompanying prospectus.
Events of Default, Notice and Waiver
See “Debt Securities — Events of Default” in the accompanying prospectus.
Discharge, Defeasance and Covenant Defeasance
The defeasance provisions described in the accompanying prospectus under “Debt Securities — Defeasance” will be applicable to the notes.
Governing Law
The indenture is governed by, and construed in accordance with, the laws of the State of New York, and once issued the notes will be as well.
Book-Entry, Delivery and Form
The notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds. The notes initially will be represented by notes in registered, global form without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case, for credit to an account of a direct or indirect participant in DTC as described below. Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in the Global Notes may be held through Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream, Luxembourg”) (as indirect participants in DTC). Beneficial interests in the Global Notes may not be exchanged for notes in certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of global notes for certificated notes.” Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream, Luxembourg), which may change from time to time.
Exchange of global notes for certificated notes
We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by a Global Note upon surrender by DTC of the Global Note if:
•
DTC notifies us that it is no longer willing or able to act as a depositary for such Global Note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered or willing or able to act as a depositary;

•
an event of default has occurred and is continuing, and DTC requests the issuance of Certificated Notes; or

•
we determine not to have the notes represented by a Global Note.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be in registered form, registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Depositary procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Neither we nor the Trustee take any responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:
•
upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

•
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream, Luxembourg) that are Participants in such system. Euroclear and Clearstream, Luxembourg will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories. All interests in a Global Note, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC.
Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems.
The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described above, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the notes under the indenture. Under the terms of the indenture, 3M and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, none of 3M, the trustee or any of 3M’s or the trustee’s agents has or will have any responsibility or liability for:
•
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised 3M that its current practice, upon receipt of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date.
Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or 3M. Neither 3M nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and 3M and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream, Luxembourg will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg. DTC has advised 3M that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to the Participants.
Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of 3M, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of the notes as of the date of this prospectus supplement. Unless otherwise stated, this summary deals only with notes held as capital assets within the meaning of section 1221 of the Code (generally, property held for investment) by persons who purchase the notes for cash upon original issuance at the “issue price” (the first price at which a substantial amount of the notes is sold for money to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler). In addition, this discussion does not address the considerations of any minimum tax, the Medicare contribution tax on investment income, gift or estate tax or any state, local or non-U.S. tax considerations or any tax considerations other than U.S. federal income tax considerations.
As used herein, a “U.S. holder” means a beneficial owner of the notes that is for U.S. federal income tax purposes any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation or other business entity treated as a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of the notes (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold notes through such entities. If any entity classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the notes, you should consult your own tax advisors.
This summary does not represent a detailed description of all of the U.S. federal income tax consequences that may be applicable to you as well as different consequences that may be applicable to you if you are a person subject to special tax treatment under the U.S. federal income tax laws, including, without limitation:
•
a dealer in securities or currencies;

•
a bank or other financial institution;

•
a regulated investment company;

•
a real estate investment trust;

•
a tax-exempt entity;

•
an insurance company;

•
a person holding the notes as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•
a trader in securities that has elected the mark-to-market method of tax accounting for your securities;

•
a person liable for alternative minimum tax;

•
a partnership or other pass-through entity for U.S. federal income tax purposes (including an S-corporation) or an investor in such an entity holding the notes;

•
an accrual method taxpayer subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an “applicable financial statement” under Section 451(b) of the Code;

•
a U.S. holder whose “functional currency” is not the U.S. dollar;

•
a U.S. Holder who holds notes through non-U.S. brokers or other non-U.S. intermediaries;

•
a former U.S. citizen or lawful permanent resident of the U.S.;

•
a person who holds notes through individual retirement accounts and other tax-deferred accounts;

•
a “controlled foreign corporation”;

•
a “passive foreign investment company”; or

•
a U.S. expatriate.

This summary is based on the Code, U.S. Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, or are subject to differing interpretations so as to result in U.S. federal income tax consequences different from those summarized below. We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.
THIS SUMMARY DOES NOT REPRESENT A DETAILED DESCRIPTION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND DOES NOT ADDRESS THE EFFECTS OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS. IT IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PURCHASER OF NOTES. IF YOU ARE CONSIDERING THE PURCHASE OF NOTES, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE OWNERSHIP OF THE NOTES, AS WELL AS THE CONSEQUENCES TO YOU ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX) AND UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.
Treatment of the Notes
In a certain circumstance, we may elect to redeem the notes prior to maturity or to pay amounts on the notes that are in excess of stated interest or principal on the notes as set forth under the section captioned “Description of the Notes — Optional Redemption.” If any of these contingencies were to occur, it would affect the amount and timing of income recognized by you. Further, these contingencies may implicate the provisions of the U.S. Treasury regulations relating to “contingent payment debt instruments.” Under these Treasury regulations, however, a contingency should not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, such contingency is “remote” or “incidental,” or, in certain circumstances, it is significantly more likely than not that such contingencies will not occur. We believe and intend to take the position that the foregoing contingency should not cause the notes to be subject to the contingent payment debt instrument rules. Our position is binding on you unless you disclose that you are taking a contrary position in the manner required by applicable U.S. Treasury regulations. However, this position is not binding on the IRS, and it is possible that the IRS may take a different position. If the IRS were to successfully challenge this position, you might be required to accrue ordinary interest income at a higher rate than the stated interest rate on the notes, and to treat as ordinary income (rather than capital gain) any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Certain U.S. Tax Consequences to U.S. Holders
The following is a summary of certain U.S. federal income tax consequences that will apply to U.S. holders of the notes.
Stated interest.   Stated interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.
Sale, exchange, retirement, redemption or other taxable disposition of notes.   Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, exchange, retirement, redemption or other disposition (less an amount equal to any accrued and unpaid stated interest, which to the extent not previously included in income, will be taxable as ordinary interest income in accordance with the U.S. holder’s method of tax accounting in the manner described above under “— Stated interest”) and the adjusted tax basis of the note. Your adjusted tax basis in a note will, in general, be equal to the amount you paid for that note. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of disposition, you have held the note for a period of more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.
Medicare Tax on Net Investment Income.   Certain U.S. holders that are individuals, estates or trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income.” Net investment income generally includes interest on, and gain from the disposition of, the notes unless such interest income or gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes.
Certain U.S. Tax Consequences to Non-U.S. Holders
The following is a summary of certain U.S. federal income tax consequences that will apply to non-U.S. holders of the notes.
Interest on the notes.   Subject to the discussion of backup withholding and “FATCA” below, U.S. federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest exemption,” provided that:
•
interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•
you do not own (actually or constructively) 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;

•
you are not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•
you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•
either (a) you provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or successor form) to the applicable withholding agent or (b) if you hold your notes through certain foreign intermediaries or other agent acting on your behalf, you provide appropriate certifications to the agent and your agent provides appropriate certifications to the applicable withholding agent, either directly or though intermediaries. Special certification rules apply to non-U.S. holders that are pass-through entities such as non-U.S. partnerships, estates and trusts, and in certain circumstances, certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:
•
IRS Form W-8BEN or W-8BEN-E, as appropriate (or other applicable form or successor form), certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•
IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “— Income or gain effectively connected with a U.S. trade or business”).

The certifications described above and below must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If you do not timely provide the applicable withholding agent with the required certification, but you qualify for an exemption or a reduced rate under an applicable income tax treaty, you may obtain a refund of any excess amounts withheld if you timely provide the required information or appropriate claim form to the IRS.
Sale, exchange, retirement, redemption or other taxable disposition of notes.   Subject to the discussion of backup withholding below, any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), in which case you will be taxed in the same manner as discussed below under “— Income or gain effectively connected with a U.S. trade or business;” or

•
you are an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, in which case you will be subject to a flat 30% U.S. federal income tax on any gain recognized (except as otherwise provided by an applicable income tax treaty), which may be offset by certain U.S. source losses.

To the extent that any portion of the amount recognized on a sale, redemption, exchange, retirement or other taxable disposition of the notes is attributable to accrued but unpaid interest on the notes, this amount generally will be treated as described above under “— Interest on the notes.”
Income or gain effectively connected with a U.S. trade or business. If you are engaged in a trade or business in the U.S. and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then you will be subject to U.S. federal income tax on that interest on a net income basis in generally the same manner as if you were a U.S. person as defined under the Code, except as otherwise provided by an applicable income tax treaty. Effectively connected interest income will not be subject to U.S. federal withholding tax if you satisfy certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form). In addition, if you are a non-U.S. foreign corporation, you may be subject to a branch profits tax equal to 30% (except as otherwise provided by an applicable income tax treaty) of your effectively connected earnings and profits, subject to adjustments. For this purpose, interest received on a note and gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by you of a U.S. trade or business.
Information Reporting and Backup Withholding
U.S. holders.   In general, information reporting requirements will apply to certain payments of interest on the notes and the proceeds of the sale or other disposition (including a retirement, exchange or redemption) of a note held by you. Backup withholding (currently at a rate of 24%) may apply to such payments if you fail to provide a taxpayer identification number (generally on an IRS Form W-9), make another required certification that you are not subject to backup withholding or otherwise establish an exemption from backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Non-U.S. holders.   Information reporting generally will apply to the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty or other agreement.
In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person as defined under the Code, and such withholding agent has received from you the required certification that you are not a U.S. person described above in the fifth bullet point under “— Certain U.S. Tax Consequences to Non-U.S. Holders — Interest on the notes.”
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement, exchange or redemption) of notes within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify to the payer under penalties of perjury that you are not a U.S. person (and the payer does not have actual knowledge or reason to know that you are a U.S. person as defined under the Code), or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds from the disposition of a note effected outside the Untied States by a foreign office of a broker, unless such broker has certain relationships with the United States.
Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations and administrative guidance issued thereunder (commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any payments of interest on the notes if paid to (i) a “foreign financial institution” (as defined in the Code) (including, in some cases, whether such foreign financial institution is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as defined in the Code) (including, in some cases, whether such non-financial foreign entity is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain “substantial U.S. owners” (as defined in the Code) of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Certain U.S. Tax Consequences to Non-U.S. Holders — Interest on the notes,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019, proposed U.S. Treasury regulations provide that such payments of gross proceeds (other than amounts treated as interest) do not constitute withholdable payments. Taxpayers may rely generally on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the notes.
Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of notes might be eligible for refunds or credits of such taxes. You should consult your own tax advisor regarding the effects of FATCA on your investment in the notes.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING (CONFLICTS OF INTEREST)
BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are acting as representatives of each of the several underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes of each series set forth opposite its name below.
Underwriter	Principal Amount of 2030 notes	Principal Amount of 2035 notes
BofA Securities, Inc.	$90,750,000	$90,750,000
Citigroup Global Markets Inc.	90,750,000	90,750,000
Deutsche Bank Securities Inc.	90,750,000	90,750,000
J.P. Morgan Securities LLC	90,750,000	90,750,000
Barclays Capital Inc.	27,500,000	27,500,000
BNP Paribas Securities Corp.	27,500,000	27,500,000
Goldman Sachs & Co. LLC	27,500,000	27,500,000
Morgan Stanley & Co. LLC	27,500,000	27,500,000
Wells Fargo Securities, LLC	27,500,000	27,500,000
Academy Securities, Inc	4,510,000	4,510,000
Blaylock Van, LLC.	4,455,000	4,455,000
BNY Mellon Capital Markets, LLC	4,510,000	4,510,000
HSBC Securities (USA) Inc.	4,510,000	4,510,000
Loop Capital Markets LLC	4,510,000	4,510,000
PNC Capital Markets LLC	4,510,000	4,510,000
RBC Capital Markets, LLC	4,510,000	4,510,000
R. Seelaus & Co., LLC	4,510,000	4,510,000
Samuel A. Ramirez & Company, Inc.	4,455,000	4,455,000
Santander US Capital Markets LLC	4,510,000	4,510,000
U.S. Bancorp Investments, Inc	4,510,000	4,510,000
Total	$550,000,000	$550,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters may offer and sell the notes through certain of their affiliates.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with the offering of the notes:
Paid by Us
Per 2030 note	0.250%
Per 2035 note	0.400%
Total	$3,575,000
The expenses of the offering, not including the underwriting discounts, are estimated at $3.5 million and are payable by us.
New Issues of Notes
The notes are new issues of securities with no established trading markets. We do not intend to apply to list the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make markets in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market making activities at any time without any notice.
We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of such notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. Moreover, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.
Short Positions and Penalty Bids
In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the prices of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is still in progress. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market.
The underwriters may also impose a penalty bid in connection with the offering. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Settlement
It is expected that delivery of the notes will be made against payment therefor on or about March 13, 2025, which will be the seventh business day following the date hereof (this settlement cycle being referred to as “T+7”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any day prior to the business day before delivery will be required to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us or our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters or their affiliates may have a lending relationship with us and certain of the underwriters or their affiliates routinely hedge, have hedged and are likely in the future to hedge, or may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or by entering into positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect the future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
BNY Mellon Capital Markets, LLC, one of the underwriters participating in the offering, is an affiliate of the trustee.
Conflicts of Interest
Certain of the underwriters and affiliates of certain of the underwriters may have positions in the 2025 notes to be redeemed. Upon our application of the net proceeds from this offering, such underwriters or affiliates may individually receive an amount in excess of 5% of the net proceeds from this offering. In such event, such underwriter(s) would have a “conflict of interest” as defined under FINRA Rule 5121, and the offering would be conducted in compliance with such rule. No sales of the notes offered hereby will be made by the affected underwriter(s) to an account over which it exercises discretion without the prior specific written consent of the account holder. However, because the notes offered hereby are “investment grade rated”, as defined under FINRA Rule 5121, the appointment of a “qualified independent underwriter” is not required under such rule.
Selling Restrictions
Prohibition of Sales to EEA Retail Investors
The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(1)
a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(2)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(3)
not an EEA Qualified Investor; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Prohibition of Sales to United Kingdom Retail Investors
The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(1)
a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or

(2)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; or

(3)
not a UK Qualified Investor; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to 3M.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
Hong Kong
The notes have not been and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “C(WUMP)O”) or that do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “FIEL”) and accordingly, have not been or will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan. As used in this paragraph, resident of Japan means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act 2001 of Singapore (“SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 or (iii) otherwise pursuant to, and in accordance, with the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(a)
a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)
a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:
(1)
to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(2)
where no consideration is or will be given for the transfer;

(3)
where the transfer is by operation of law; or

(4)
as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the corporation has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Switzerland
The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, the issuer, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Notes.

LEGAL MATTERS
The validity of the notes will be passed upon for us by Freshfields US LLP, New York, New York, and for the underwriters by Sidley Austin llp, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION AND
INCORPORATION BY REFERENCE
SEC rules allow us to incorporate by reference information into this prospectus supplement. This means we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.
Accordingly, we incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, and no such information shall be deemed specifically incorporated by reference hereby):
•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 5, 2025;

•
The portions of our Definitive Proxy Statement on Schedule 14A filed on March 27, 2024 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023;

•
our Current Reports on Form 8-K dated February 10, 2025 and February 21, 2025; and

•
all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and before the termination of the offering.

You can obtain any of the documents incorporated by reference in this prospectus supplement from the SEC on its website (http://www.sec.gov). We will also provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. You can request those documents from:
3M Investor Relations Department
Bldg. 223-02-N-20
St. Paul, MN 55144-1000
Phone: (651) 737-6523
Attention: Investor Relations
Our reports and documents incorporated by reference herein may also be found in the “SEC Filings” section of our website at https://www.investors.3m.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus supplement.

PROSPECTUS
3M Company
Debt Securities
Common Stock
We from time to time may offer to sell debt securities and common stock. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “MMM”.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a prospectus supplement to this prospectus.
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 4 of this prospectus, as well as the information incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated February 8, 2023.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or other offering material filed or provided by us. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement or any such other offering material is accurate as of any date other than their respective dates.

Prospectus

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this process, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus and any applicable prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. The registration statement that contains this prospectus, including the exhibits to the registration statement, provides additional information about us.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Information about us, including our SEC filings, is also available at our Internet site at http://www.3m.com. However, the information on our Internet site is not a part of, or incorporated by reference in, this prospectus or any prospectus supplement.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC rules allow us to incorporate by reference information into this prospectus. This means we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
Accordingly, we incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, and no such information shall be deemed specifically incorporated by reference hereby):
•
our Annual Report on Form 10-K for the year ended December 31, 2022;

•
our Current Reports on Form 8-K dated February 8, 2023, and February 8, 2023;

•
our Definitive Proxy Statement on Schedule 14A filed on March 23, 2022; and

•
all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. You can request those documents from:
3M Company
3M Center
St. Paul, MN 55144-1000
Phone: (651) 733-1110
Attention: Investor Relations

THE COMPANY
3M Company was incorporated in 1929 under the laws of the State of Delaware to continue operations begun in 1902. 3M’s principal executive offices are located at 3M Center, St. Paul, Minnesota 55144 (telephone: 651-733-1110).
3M is a diversified technology company with a global presence in the following businesses: Safety and Industrial; Transportation and Electronics; Health Care; and Consumer. 3M is among the leading manufacturers of products for many of the markets it serves. Most 3M products involve expertise in product development, manufacturing and marketing, and are subject to competition from products manufactured and sold by other technologically oriented companies.
When we refer to “3M,” “our company,” “we,” “our” and “us” in this prospectus under the heading “The Company,” we mean 3M Company and its consolidated subsidiaries unless the context indicates otherwise. When these terms are used elsewhere in this prospectus, we refer only to 3M Company unless the context indicates otherwise.
RISK FACTORS
You should carefully consider, among other things, the risks and other matters that are identified or discussed in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022, and in other documents that are incorporated by reference into this prospectus and any applicable prospectus supplement.
USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities for general corporate purposes.
DESCRIPTION OF THE SECURITIES WE MAY OFFER
We may issue from time to time, in one or more offerings, the following securities:
•
debt securities, and

•
shares of common stock.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement and other offering material, which may be in addition to or different from the general terms summarized in this prospectus. We may issue debt securities that are convertible into common stock that may be sold under this prospectus. Where applicable, the prospectus supplement and other offering material will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplement or other offering material may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. You should read “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” to find out how you can obtain a copy of those documents.
DEBT SECURITIES
This section describes the general terms and provisions of the debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. The debt securities will be issued under an indenture, dated as of November 17, 2000, as amended on July 29, 2011, between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee. As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidence of indebtedness that we issue and the trustee authenticates and delivers under the indenture.

We have summarized the general terms and provisions of the indenture in this section. This summary, however, does not describe every aspect of the indenture. We have filed the indenture with the SEC. You should read the indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.
General
The debt securities will be our direct, senior, unsecured obligations. The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time. Debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture. (Section 301) Unless a prospectus supplement relating to debt securities states otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford Holders (as defined below) of any debt securities protection in a highly leveraged or other transaction involving us that may adversely affect Holders of the debt securities. If we ever issue bearer securities we will summarize provisions of the indenture that relate to bearer securities in the applicable prospectus supplement.
A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:
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the title and type of the debt securities;

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any limit on the total principal amount of the debt securities;

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the price at which the debt securities will be issued;

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the maturity date of the debt securities;

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the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

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if the debt securities will bear interest:

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the interest rate on the debt securities;

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the date from which interest will accrue;

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the record and interest payment dates for the debt securities;

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the interest payment dates; and

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any circumstances under which we may defer interest payments;

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any optional redemption provisions that would permit us or the Holders of debt securities to elect redemption of the debt securities before their final maturity;

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any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

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the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

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any provisions that would permit us or the Holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

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whether the provisions described under the heading “Defeasance” below apply to the debt securities;

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any changes to or additional events of default or covenants;

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whether the debt securities will be issued in whole or in part in the form of temporary or permanent global securities and, if so, the depositary for those global securities (a “global security” means a debt security that we issue in accordance with the indenture to represent all or part of a series of debt securities);

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any special tax implications of the debt securities; and

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any other terms of the debt securities.

A “Holder,” with respect to a registered security, means the person in whose name the debt security is registered in the security register. (Section 101)
Our company, without the consent of Holders of any debt securities, may issue additional debt securities with terms different from those of debt securities previously issued, and it may reopen a previous series of debt securities and issue additional debt securities of that series.
Payment; Exchange; Transfer
We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. (Sections 307, 1002) There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Section 305)
Denominations
Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.
Original Issue Discount
Debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an “original issue discount security,” that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the indenture. (Section 101) The applicable prospectus supplement will describe the federal income tax consequences and other special factors which should be considered before purchasing any original issue discount securities.
Classification of Restricted and Unrestricted Subsidiaries
The indenture contains several restrictive covenants that apply to us and all of our Restricted Subsidiaries (defined below). Those covenants do not apply to our Unrestricted Subsidiaries (defined below). For example, the assets and indebtedness of Unrestricted Subsidiaries and investments by us or our Restricted Subsidiaries in Unrestricted Subsidiaries are not included in the calculations described under the heading “— Restrictions on Secured Funded Debt” below. The indenture does not require us to maintain any Restricted Subsidiaries and, if we do not, the indenture will not provide any limitations on the amount of secured debt created or incurred by our Subsidiaries (defined below).
A “Subsidiary” is any corporation of which we own more than 50% of the outstanding shares of Voting Stock, except for directors’ qualifying shares, directly or through one or more of our other Subsidiaries. “Voting Stock” means stock that is entitled in the ordinary course (i.e., not only as a result of the happening of a contingency) to vote in an election for directors.
A “Restricted Subsidiary” means any of our Subsidiaries which has substantially all of its property in the United States, which owns or is a lessee of any Principal Property and in which our investment and the investment of our Subsidiaries exceeds 1% of our Consolidated Net Tangible Assets as of the date of the determination, other than Unrestricted Subsidiaries. Additionally, this definition includes any other Subsidiary designated by our board of directors as a Restricted Subsidiary. (Section 101). A “Wholly-owned Restricted Subsidiary” is a Restricted Subsidiary of which we own all of the outstanding capital stock directly or through our other Wholly-owned Restricted Subsidiaries.

Our “Unrestricted Subsidiaries” are:
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3M Financial Management Company;

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other Subsidiaries (whose primary business is in finance operations in connection with leasing and conditional sales transactions on behalf of 3M and its Subsidiaries) acquired or formed by us after the date of the indenture; and

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any other Subsidiary if a majority of its Voting Stock is owned directly or indirectly by one or more Unrestricted Subsidiaries.

Our board of directors can at any time change a Subsidiary’s designation from an Unrestricted Subsidiary to a Restricted Subsidiary if:
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the majority of that Subsidiary’s Voting Stock is not owned by an Unrestricted Subsidiary, and

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after the change of designation, we would be in compliance with the restrictions contained in the Secured Funded Debt covenant described under the heading “— Restrictions on Secured Funded Debt” below. (Sections 101, 1010(a))

Restrictions on Secured Funded Debt
The indenture limits the amount of Secured Funded Debt (defined below) that we and our Restricted Subsidiaries may incur or otherwise create (including by guarantee). Neither we nor our Restricted Subsidiaries may incur or otherwise create any new Secured Funded Debt unless immediately after this incurrence or creation:
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the sum of:

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the aggregate principal amount of all of our outstanding Secured Funded Debt and that of our Restricted Subsidiaries, other than the several categories of Secured Funded Debt discussed below, plus

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the aggregate amount of our Attributable Debt (defined below) and that of our Restricted Subsidiaries relating to sale and lease-back transactions,

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does not exceed 15% of our Consolidated Net Tangible Assets (defined below).

This limitation does not apply if the outstanding debt securities are secured equally and ratably with or prior to the new Secured Funded Debt. (Sections 1008(a), 1008(c))
“Secured Funded Debt” means Funded Debt which is secured by a mortgage, lien or other similar encumbrance upon any of our assets or those of our Restricted Subsidiaries. (Section 101)
“Funded Debt” means:
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Indebtedness maturing, or which we may extend or renew to mature, more than 12 months after the time the amount of Funded Debt is computed, plus

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guarantees of Indebtedness (defined below) of the type described in the preceding bullet point, or of dividends, except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business, plus

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Funded Debt secured by a mortgage, lien or similar encumbrance on our assets or those of our Restricted Subsidiaries, whether or not this Funded Debt is assumed by us or one of our Restricted Subsidiaries, plus

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in the case of a Subsidiary, all preferred stock of that Subsidiary.

Funded Debt does not include any amount relating to obligations under leases, or guarantees of leases, whether or not those obligations would be included as liabilities on our consolidated balance sheet. (Section 101)

“Indebtedness” means, except as set forth in the next sentence:
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all items of indebtedness or liability, except capital and surplus, which under accounting principles generally accepted in the United States of America would be included in total liabilities on the liability side of a balance sheet as of the date that indebtedness is being determined;

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indebtedness secured by a mortgage, lien or other similar encumbrance on property owned subject to that mortgage, lien or other similar encumbrance, regardless of whether the indebtedness secured by that mortgage, lien or other similar encumbrance was assumed; and

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guarantees, endorsements, other than for purposes of collection, and other contingent obligations relating to, or to purchase or otherwise acquire, indebtedness of others, unless the amount of the guarantees, endorsements or other contingent obligations is included in the preceding two bullet points.

Indebtedness does not include any obligations or guarantees of obligations relating to lease rentals, even if these obligations or guarantees of obligations would be included as liabilities on our consolidated balance sheet. (Section 101)
“Attributable Debt” means:
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the balance sheet liability amount of capital leases as determined by accounting principles generally accepted in the United States of America, plus

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the amount of future minimum operating lease payments required to be disclosed by accounting principles generally accepted in the United States of America, less any amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, discounted using the interest rate implicit in the lease to calculate the present value of operating lease payments.

The amount of Attributable Debt relating to an operating lease that can be terminated by the lessee with the payment of a penalty will be calculated based on the lesser of:
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the aggregate amount of lease payments required to be made until the first date the lease can be terminated by the lessee plus the amount of the penalty, or

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the aggregate amount of lease payments required to be made during the remaining term of the lease. (Section 101)

“Consolidated Net Tangible Assets” means the total consolidated amount of our assets and those of our Subsidiaries, minus applicable reserves and other properly deductible items and after excluding any investments made in Unrestricted Subsidiaries or in corporations while they were Unrestricted Subsidiaries but which are not Subsidiaries at the time of the calculation, minus
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all liabilities and liability items, including leases, or guarantees of leases, which under accounting principles generally accepted in the United States of America would be included in the balance sheet, except Funded Debt, capital stock and surplus, surplus reserves and deferred income taxes, and

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goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles. (Section 101)

The following categories of Secured Funded Debt will not be considered in determining whether we are in compliance with the covenant described in the first paragraph under the heading “Restrictions on Secured Funded Debt”:
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Secured Funded Debt of a Restricted Subsidiary owing to us or to one of our Wholly-owned Restricted Subsidiaries;

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Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance in favor of the U.S. Government or any State or any instrumentality thereof to secure partial, progress, advance or other payments;

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Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or Indebtedness of any company existing at the time that this company becomes one of our Subsidiaries;

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Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or Indebtedness which:

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exists at the time that the property, shares of stock or Indebtedness is acquired by us or one of our Restricted Subsidiaries, including acquisitions by merger or consolidation,

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secures the payment of any part of the purchase price of or construction cost for the property, shares of stock or Indebtedness, or

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secures any indebtedness incurred prior to, at the time of, or within 120 days after, the acquisition of the property, shares of stock or Indebtedness or the completion of any construction of the property for the purpose of financing all or a part of the purchase price or construction cost of the property, shares of stock or Indebtedness, provided that, in all cases, we continue to comply with the covenant relating to mergers and consolidations discussed under the heading “— Consolidation, Merger or Sale” below;
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Secured Funded Debt secured by a mortgage, lien or other similar encumbrance in connection with the issuance of revenue bonds on which the interest is exempt from federal income tax pursuant to the Internal Revenue Code of 1986; and

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any extension, renewal or refunding of:

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any Secured Funded Debt permitted under the first paragraph under the heading “Restrictions on Secured Funded Debt,”

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any Secured Funded Debt outstanding at the end of our fiscal year immediately preceding the execution date of the indenture of any then Restricted Subsidiary, or

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any Secured Funded Debt of any company outstanding at the time this company became a Restricted Subsidiary, provided that the mortgage, liens or other similar encumbrance securing such extension, renewal or refunding is limited to the same secured property (plus improvements thereon) that secured the Secured Funded Debt so extended, renewed or refunded immediately prior thereto. (Section 1008(b))

Restrictions on Sale and Lease-Back Transactions
The indenture provides that neither we nor any of our Restricted Subsidiaries may enter into any sale and lease-back transaction involving any Principal Property, as defined below, more than 120 days after its acquisition or the completion of its construction and commencement of its full operation, unless either:
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we or any of our Restricted Subsidiaries could (1) create Secured Funded Debt on the property equal to the Attributable Debt with respect to the sale and lease-back transaction and (2) still be in compliance with the restrictions on Secured Funded Debt (see “— Restrictions on Secured Funded Debt” above), or

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we apply an amount, subject to credits for some voluntary retirements of debt securities and/or Funded Debt as specified in the indenture, equal to the greater of (1) the fair value of the property or (2) the net proceeds of the sale, within 120 days, to the retirement of Secured Funded Debt.

This restriction will not apply to any sale and lease-back transaction:
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between us and one of our Restricted Subsidiaries,

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between any of our Restricted Subsidiaries, or

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involving a lease for a period, including renewals, of three years or less. (Section 1009)

“Principal Property” means any building or other facility located in the United States, together with the land upon which it is erected and its fixtures that is owned or leased by us or one of our Subsidiaries, that is used primarily for manufacturing or processing and has a gross book value, before deduction of any depreciation reserves, greater than 1% of our Consolidated Net Tangible Assets, other than:
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a building or facility that is financed by obligations issued by a state or local government under several sections of the Internal Revenue Code of 1986, or

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a building or facility that in the opinion of our board of directors is not of material importance to the total business conducted by us and our Subsidiaries considered together. (Section 101)

Consolidation, Merger or Sale
The indenture generally permits a consolidation or merger between us and another corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:
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the resulting or acquiring corporation, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture,

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immediately after the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, exists, and

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except in the case of a consolidation or merger of a Restricted Subsidiary with and into us, either (1) we have obtained the consent of the Holders of a majority in aggregate principal amount of the outstanding debt securities of each series or (2) immediately after the transaction, the resulting or acquiring corporation could incur additional Secured Funded Debt and still be in compliance with the restrictions on Secured Funded Debt (see “— Restrictions on Secured Funded Debt” above). (Section 801)

Even though the indenture contains the provisions described above, we are not required by the indenture to comply with those provisions if we sell all of our property and assets to another corporation if, immediately after the sale:
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that corporation is one of our Wholly-owned Restricted Subsidiaries, and

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we could incur additional Secured Funded Debt and still be in compliance with the restrictions on Secured Funded Debt (see “— Restrictions on Secured Funded Debt” above). (Section 803)

If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, this successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802)
Modification and Waiver
Under the indenture, we and the trustee can modify or amend the indenture with the consent of the Holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. However, we may not, without the consent of the Holder of each debt security affected:
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change the stated maturity date of any payment of principal or interest,

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reduce the principal amount thereof or the interest thereon or any premium payable upon redemption or repayment thereof,

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change our obligation, if any, to pay additional amounts,

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reduce payments due on the original issue discount securities,

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change the place of payment or currency in which any payment on the debt securities is payable,

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limit a Holder’s right to sue us for the enforcement of payments due on the debt securities,

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reduce the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture,

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limit a Holder’s right, if any, to repayment of debt securities at this Holder’s option, or

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modify any of the foregoing requirements or reduce the percentage of outstanding debt securities required to waive compliance with several provisions of the indenture or to waive defaults under the indenture. (Section 902)

Under the indenture, the Holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all Holders of that series:
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waive compliance by us with several restrictive covenants of the indenture, such as corporate existence and maintenance of properties, and

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waive any past default under the indenture, except:

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a default in the payment of the principal of or any premium or interest on any debt securities of that series, or

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a default under any provision of the indenture which itself cannot be modified or amended without the consent of the Holders of each outstanding debt security of that series. (Sections 1012, 513)

Notwithstanding the foregoing, under the indenture, we and the trustee can modify or amend the indenture without the consent of any Holders in certain circumstances, including:
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to evidence the succession of another corporation to the Company’s obligations under the indenture;

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to add to the covenants of the Company;

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to add any additional events of default;

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to add to, change or eliminate any of the provisions of the indenture to provide for the issuance of bearer securities, to change or eliminate any restrictions on certain terms of registered securities or bearer securities, or to permit or facilitate the issuance of debt securities in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of any series in any material respect;

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to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provisions, or shall not apply to any debt security outstanding;

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to establish the form or terms of debt securities of any series as permitted under the indenture;

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to secure the debt securities;

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to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

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to cure any ambiguity, defect or inconsistency in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such other provisions shall not adversely affect the interests of the Holders of debt securities of any series in any material respect; or

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to add or to change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided such action shall not adversely affect the interest of Holders of debt securities of any series in any material respect. (Section 901)

Events of Default
An event of default with respect to any series of debt securities will occur under the indenture if:
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we fail to pay interest on any debt security of that series for 30 days after the payment is due,

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we fail to pay the principal of or any premium on any debt security of that series when due,

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we fail to deposit any sinking fund payment when due on debt securities of that series,

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we fail to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture,

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we default under any Indebtedness for borrowed money, including other series of debt securities, or under any mortgage, lien or other similar encumbrance, indenture or instrument, including the indenture, which secures any Indebtedness for borrowed money, and which results in acceleration of the maturity of an outstanding principal amount of Indebtedness greater than $200 million, unless this acceleration is rescinded (or the Indebtedness is discharged) within 10 days after we have received written notice of the default in the manner specified in the indenture,

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commencement of voluntary or involuntary bankruptcy, insolvency or reorganization, or

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any other event of default that may be specified for the debt securities of that series when that series is created occurs. (Section 501)

If an event of default for any series of debt securities occurs and continues, the trustee or the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the Holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to the specific payment conditions set forth in the indenture, rescind the declaration. (Section 502)
The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture requires us to file a certificate with the trustee each year that states the nature of the default if any default exists under the terms of the indenture. (Section 1011) The trustee must transmit notice to the Holders of debt securities of any default, except that no such notice to Holders shall be given until at least 30 days after the occurrence of a default in the performance, or breach, of any covenant or warranty of the Company in the indenture, and continuance of such default or breach for a period of 90 days after there has been given to the Company by the trustee, or to the Company and the trustee by Holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, written notice of such default or breach. (Section 602)
Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any Holders, unless the Holders offer the trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to other rights of the trustee provided in the indenture, the Holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:
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conducting any proceeding for any remedy available to the trustee, or

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exercising any trust or power conferred upon the trustee. (Sections 512, 603)

The Holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
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the Holder has previously given the trustee written notice of a continuing event of default with respect to that series,

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the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding,

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the trustee has not started the proceeding within 60 days after receiving the request, and

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the trustee has not received directions inconsistent with the request from the Holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the Holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment. (Section 508)
Defeasance
Defeasance and Discharge.   At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or Government Obligations, as defined below, to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates these payments are due under the indenture and the terms of the debt securities. (Section 403) As used above, “Government Obligations” mean:
•
securities of the same government which issued the currency in which the series of debt securities are denominated and/or in which interest is payable, or

•
securities of government agencies backed by the full faith and credit of the government. (Section 101)

In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:
•
the indenture will no longer apply to the debt securities of that series, except for the obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds; and

•
Holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and interest on the debt securities of that series. (Section 403)

Under federal income tax law, that deposit and discharge may be treated as an exchange of the related debt securities for an interest in the trust mentioned above. Each holder might be required to recognize gain or loss equal to the difference between:
•
the holder’s cost or other tax basis for the debt securities, and

•
the value of the holder’s interest in the trust.

Holders might be required to include in income a share of the income, gain or loss of the trust, including gain or loss recognized in connection with any substitution of collateral, as described in this section under the heading “— Substitution of Collateral” below.
You are urged to consult your own tax advisers as to the specific consequences of such a deposit and discharge, including the applicability and effect of tax laws other than federal income tax law.
Defeasance of Covenants and Events of Default.   At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and we make the deposit described in this section under the heading “— Defeasance and Discharge” above:
•
we will not have to comply with the following restrictive covenants contained in the indenture: Consolidation, Merger or Sale or Lease of Property as Entirety (Sections 801, 803, 804); Restrictions on Secured Debt (Section 1008); Maintenance of Properties (Section 1005); Payment of Taxes and Other Claims (Section 1007); Restrictions on Sale and Lease-Back Transactions (Section 1009); Classification of Restricted and Unrestricted Subsidiaries (Section 1010); and any other covenant we designate when we establish the series of debt securities; and

•
we will not have to treat the events described in the fourth bullet point under the heading “— Events of Default” as they relate to the covenants listed above that have been defeased and no longer are in effect and the events described in the fifth, sixth and seventh bullet points under the heading “— Events of Default” as events of default under the indenture in connection with that series.

In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants and the events of default specifically referred to above, will remain in effect. (Section 1501)
If we exercise our option not to comply with the covenants listed above and the debt securities of that series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or Government Obligations on deposit with the trustee will be sufficient to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501)
Substitution of Collateral.   At the time that we establish a series of debt securities under the indenture, we can provide for our ability to, at any time, withdraw any money or Government Obligations deposited pursuant to the defeasance provisions described above if we simultaneously substitute other money and/or Government Obligations which would satisfy our payment obligations on the debt securities of that series pursuant to the defeasance provisions applicable to those debt securities. (Section 402)

CAPITAL STOCK
General
The following description of our capital stock is subject to and qualified in its entirety by our certificate of incorporation and amended and restated bylaws (“bylaws”), which are incorporated by reference in a registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law. Under our certificate of incorporation, we are authorized to issue up to 3,000,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock without par value.
Voting Rights
Each holder of our common stock is entitled to one vote per share on all matters to be voted upon by the stockholders.
Dividends
Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose.
Rights Upon Liquidation
In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.
Preemptive or Conversion Rights
The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.
Preferred Stock
The board of directors has the authority, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:
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restricting dividends on the common stock,

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diluting the voting power of the common stock,

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impairing the liquidation rights of the common stock, or

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delaying or preventing a change in control of us without further action by the stockholders.

No shares of preferred stock are outstanding, and we have no present plans to issue any shares of preferred stock.
Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Delaware Law
Some provisions of Delaware law and our certificate of incorporation and bylaws, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board. We believe that these provisions give our board the flexibility to exercise its fiduciary duties in a manner consistent with the interests of our shareholders.
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STOCKHOLDER MEETINGS.   Under our bylaws, the board of directors or the chairman of the board, the chief executive officer or the secretary (with the concurrence of a majority of the board) may call special meetings of stockholders; in addition, record holders of 25% or more of the total 3M shares entitled to vote on the matter or matters to be brought before a special meeting may also cause the meeting to be held, but, if the Company’s board of directors determines in good faith that the business specified in the stockholders’ request will be included in an upcoming annual meeting of stockholders within 90 days after the request, the special meeting will not be held.
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REQUIREMENTS FOR ADVANCE NOTIFICATION OF STOCKHOLDER NOMINATIONS AND PROPOSALS.   Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

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DELAWARE LAW.   We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

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ELIMINATION OF STOCKHOLDER ACTION BY WRITTEN CONSENT.   Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

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ELIMINATION OF CUMULATIVE VOTING.   Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

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UNDESIGNATED PREFERRED STOCK.   The authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is EQ Shareowner Services.
PLAN OF DISTRIBUTION
We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
LEGAL MATTERS
In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for the Company by Michael M. Dai, who is our Associate General Counsel, or another one of our attorneys, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Mr. Dai beneficially owns, or has options to acquire, a number of shares of our common stock, which represents less than 0.1% of the total outstanding common stock.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial

Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$1,100,000,000
3M Company
$550,000,000 4.800% Notes due 2030
$550,000,000 5.150% Notes due 2035

PROSPECTUS SUPPLEMENT

BofA Securities
Citigroup
Deutsche Bank Securities
J.P. Morgan
Barclays
BNP PARIBAS
Goldman Sachs & Co. LLC
Morgan Stanley
Wells Fargo Securities
Academy Securities
Blaylock Van, LLC
BNY Capital Markets
HSBC
Loop Capital Markets
PNC Capital Markets LLC
RBC Capital Markets
R. Seelaus & Co., LLC
Ramirez & Co., Inc.
Santander
US Bancorp
March 4, 2025